Exhibit 10.28

Carvana Co. Sub LLC A Delaware Limited Liability Company

FORM OF LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [●], 2017

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT

OF

CARVANA CO. SUB LLC

A Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Carvana Co. Sub LLC, a Delaware limited liability company (the “Company”), is entered into as of [●], 2017 by Carvana Co., a Delaware corporation (the “Member”).

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to the Act by the filing of a Certificate of Formation on March 15, 2017; and

WHEREAS, the Member and the Company desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Name. The name of the limited liability company governed hereby is “Carvana Co. Sub LLC.”

2.     Purpose. The Company does and will exist for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as in effect from time to time (the “Act”), and engaging in any and all activities necessary or incidental to accomplish the foregoing.

3.     Term. The existence of the Company commenced on the date a Certificate of Formation was filed with the office of the Secretary of State of Delaware under and pursuant to the Act and shall continue until the Company is dissolved pursuant to Section 12 of this Agreement.

4.     Member. As of the date hereof, the Member is the sole member of the Company. The name and mailing address of the Member are as follows:

Name	Address, Facsimile and E-Mail

Carvana Co.	4020 E. Indian School Road Phoenix, Arizona 85018

5.     Capitalization. The Member’s interest in the Company, including the Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company, and the right to vote, if any, on matters affecting the Company or the Member’s interest therein, as provided by the Act or this Agreement, shall be represented by units of limited liability company interest (each, a “Unit”). All Units issued hereunder shall be issued in uncertificated form unless otherwise determined by the Member. The initial Units issued to the Member are set forth on the attached Schedule 1, which schedule shall be amended from time to time in accordance with the terms of this Agreement.

6.    Additional Interests. The Company shall not have the right to issue or sell to any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or any other business entity, or a governmental entity or any department, agency, or political subdivision thereof (each, a “Person”) (including the Member) any of the following (“Additional Interests”) without the express written consent of the Member: (a) additional Units or other interests in the Company (including new classes or series thereof having different rights); (b) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Units or other interests in the Company; and (c) rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event. The Member shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions) over any other membership interests and any required contributions in connection therewith. Upon the issuance or sale of Additional Interests, the Member or an authorized Officer shall amend Schedule 1 without further vote, act or consent of any other Person to reflect the issuance or sale of such Additional Interests.

7.     Capital Contributions; .

(a) Except to the extent required under the Member’s articles of incorporation or as may be necessary for the Company to comply with its obligations under the Transaction Documents (defined below), the Member shall not be obligated to make capital contributions to the Company and the Units shall be nonassessable.

8.     Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of the Member’s interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

9.     Member. Except as otherwise required by the Act, the business and affairs of the Company shall be managed by or under the direction of the Member.

(a)     Powers. The Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as the Member deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Member may delegate its duties to officers, agents or employees of the Company as the Member may deem appropriate from time to time. The actions of the Member taken in such capacity and in accordance with this Agreement shall bind the Company. Notwithstanding the foregoing, the Member will use commercially reasonable efforts to cause the Company to comply with the terms and conditions of the (i) Fourth Amended and Restated Limited Liability

Company Agreement of Carvana Group, LLC, dated on or about the date hereof and (ii) Exchange Agreement, dated on or about the date hereof, among the Member, the Company and the other parties signatory thereto (together with the Tax Receivable Agreement, dated on or about the date hereof, among the Company, Carvana Group, LLC and the other parties signatory thereto, the “Transaction Documents”).

(b)     Limitations on Authority. The authority of the Member over the conduct of the business affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

10.     Officer. The Member may, from time to time, designate one or more persons to be the officers of the Company. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers. Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member.

11.     Tax Elections.

(a)     Tax Year. The fiscal and taxable year of the Company shall be the calendar year, unless otherwise required by the Code.

(b)     Tax Classification. Unless the Member determines otherwise, in its sole discretion, or as otherwise provided by Treasury Regulation Section 301.7701-3, the Company shall be treated as an association taxable as a corporation for federal income tax purposes and, if applicable, state or local income or franchise tax purposes, and the Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Company shall make an election on IRS Form 8832 to be classified as an association taxable as a corporation effective as of its date of formation, and any Officer is hereby authorized to make and execute such election (or any further election the Member determines shall be made) on behalf of the Company. Notwithstanding any other provision in this Agreement to the contrary, any provision in this Agreement that is applicable or relevant only to entities that are classified as partnerships for federal income tax purposes shall not have operative effect so long as the Company is not treated as a partnership for federal income tax purposes.

12.     Dissolution; Liquidation.

(a)     Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member; and (b) the entry of a decree of dissolution under Section 18-802 of the Act.

(b)     Liquidation. Upon the dissolution of the Company, the Member shall wind up the affairs of the Company. Following the payment of or provision for all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Member to set up such cash reserves as may be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds (or other remaining assets) of the Company shall be distributed, in cash or in kind or partly in each, to the Member in accordance with Section 8.

13.     Fiduciary Duties.

(a)     Member. The Member shall have the same fiduciary duties to the Company as a member of the board of directors of a Delaware corporation. For the avoidance of doubt, such fiduciary duties shall not be limited by the fact that the Member shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith. Notwithstanding the foregoing, the Company acknowledges that the Member will act through its board of directors, and that the board of directors will owe fiduciary duties to the Member and its stockholders. The Member will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Member, to minimize any conflict of interest between the Company, on the one hand, and the stockholders of the Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Member and/or the stockholders of the Member in a manner that does not (i) disadvantage the Company of its interests relative to the stockholders of the Member, (ii) advantage the stockholders of the Member relative to the Company or (iii) treat the Company and the stockholders of the Member differently; provided that in the event of a conflict between the interests of the stockholders of the Member and the interests of the Company, the Company agrees that the Member shall discharge its fiduciary duties to the Company by acting in the best interests of the Member’s stockholders.

(b)     Officers. Each officer of the Company shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and Member as an officer of a Delaware corporation.

(c)     Waiver. Any duties and liabilities set forth in this Agreement shall replace those existing at law or in equity and each of the Company and the Member and any other Person bound by this Agreement hereby, to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, waives the right to make any claim, bring any action or seek any recovery based on any duties or liabilities existing at law or in equity other than any such duties and liabilities set forth in this Agreement. Notwithstanding the foregoing, the Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

(d)     Survival. The provisions of this Section 13 shall survive any amendment, repeal or termination of this Agreement.

14.     Exculpation and Indemnification.

(a)     To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, no Indemnitee shall be liable to the Company, the Member or any other Person bound by this Agreement as a result of or arising out of the activities of the Indemnitee on behalf of the Company to the extent within the scope of the authority reasonably believed by such Indemnitee to be conferred on such Indemnitee, except to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of the Member (as the same may be amended from time to time).

(b)     Rights to Indemnification. To the fullest extent permitted by applicable law, each of (a) the Member, (b) the Member’s affiliates, (c) the stockholders, members, managers, directors, officers, partners, employees and agents of the Member and its affiliates, and (c) the officers and directors of the Member, the Company and each of their Subsidiaries (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Obligations”), which at any time may be imposed on, incurred by, or asserted against, the Indemnitee as a result of or arising out of this Agreement, the Member, the Company, their respective assets, businesses or affairs, or the activities of the Indemnitee on behalf of the Member, the Company or any of their Subsidiaries to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that, no Indemnitee shall be entitled to indemnification for any such Obligations to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of the Member (as the same may be amended from time to time). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee was not entitled to indemnification hereunder.

(c)     Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 14(b) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in Section 14(b); provided that such undertaking shall be unsecured and interest free and shall be accepted without regard to an Indemnitee’s ability to repay amounts advanced and without regard to an Indemnitee’s entitlement to indemnification.

(d)     Nonexclusivity; Savings Clause. The indemnification and advancement of expenses set forth in Section 14(b) and Section 14(c) shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement, policy of insurance or otherwise. The indemnification and advancement of expenses set forth in Section 14(b) and Section 14(c) shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person. If Section 14(a), Section 14(b) or Section 14(c) or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless exculpate, indemnify and advance expenses to each Indemnitee to the fullest extent permitted by any applicable portion of such sections not so invalidated and to the fullest extent permitted by applicable law. The exculpation, indemnification and advancement of expenses provisions set forth in Section 14(a), Section 14(b), and Section 14(c) shall be deemed to be a contract between the Company and each of the persons constituting Indemnitees at any time while such provisions remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, none of Sections 14(a), 14(b), or 14(c) may be retroactively amended to adversely affect the rights of any Indemnitee arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

(e)     Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Section 14.

15.     Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the Member.

16.     Governing Law. This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, all rights and remedies being governed by said laws.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first written above.

MEMBER:

CARVANA CO.

By:
Name:
Title:

[●], LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Schedule 1

As of January [●] 2017

Initial Units

Member	Units

Carvana Co.	[1,000]

Total	N/A